UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
TRICO MARINE SERVICES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-33402 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
     On October 30, 2009, Trico Shipping AS (“Trico Shipping”), a Norwegian limited company and indirect wholly owned subsidiary of the registrant (“Trico”), completed a private offering of $400,000,000 aggregate principal amount of its 11 7/8% Senior Secured Notes due 2014 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are unconditionally guaranteed on a senior basis by Trico Supply AS, a Norwegian limited company (“Trico Supply”), and each of the other direct or indirect parent companies of Trico Shipping (other than Trico), and by each of the direct and indirect subsidiaries of Trico Supply, other than Trico Shipping (the “Subsidiary Guarantors”). Trico has unconditionally guaranteed the Notes on a senior subordinated basis. The Notes were issued pursuant to an indenture (the “Indenture”) dated as of October 30, 2009, among Trico Shipping, the above-described guarantors (the “Guarantors”), and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The Indenture contains customary terms, events of default and covenants, including, among other things, covenants that limit the ability of Trico Supply and its restricted subsidiaries (including Trico Shipping) to incur additional debt, create liens on their assets, pay dividends or make similar restricted payments, engage in certain transactions with unrestricted affiliates, enter into mergers or consolidations or sell their assets, including collateral. The Notes were sold at 96.393% of face amount, and Barclays Capital Inc. served as the initial purchaser of the Notes (the “Initial Purchaser”). The net proceeds from the offering of Notes were used to repay certain debt of Trico Supply and its subsidiaries, including Trico Shipping, that was outstanding on May 14, 2009.
     The Notes will mature on November 1, 2014, and interest is payable on the notes on May 1 and November 1 of each year commencing May 1, 2010. The obligations under the Notes, the Note guarantees and the Indenture are secured, on an equal and ratable basis with the obligations of Trico Shipping and the Guarantors under the Working Capital Facility Agreement described below, by first priority liens on the collateral, as described in the Indenture and set forth in the various security documents executed in connection therewith. The collateral includes, among other things, (i) ship mortgages on 11 existing vessels and related material equipment owned by Trico Shipping, Trico Supply and certain Subsidiary Guarantors; (ii) the earnings and insurance on each mortgaged vessel; (iii) subject to certain exceptions, general intangibles owned or acquired by Trico Shipping, Trico Supply or any Subsidiary Guarantor, exclusively used for, and in connection with, the ownership expansion, operation or use of each mortgaged vessel or related vessel assets; (iv) subject to certain exceptions, the rights of certain Subsidiary Guarantors under construction contracts and related equipment contracts in respect of three vessels currently under construction; (v) the capital stock of Trico Shipping and each Guarantor other than Trico and Trico Marine Cayman, L.P. owned by Trico Shipping or any Guarantor; (vi) intercompany loans owed by (x) Trico or any subsidiary of Trico to Trico Shipping or any Guarantor (other than Trico) or (y) Trico Shipping or any Guarantor to Trico; (vii) rights of Trico Shipping, Trico Supply or any Subsidiary Guarantor under intercompany leases of vessels or equipment from or to Trico or any subsidiary; (viii) any specialized equipment owned by Trico Shipping, Trico Supply or any Subsidiary Guarantor; (ix) certain cash collateral accounts held by one or more Guarantors for the benefit of the secured parties; and (x) to the extent not otherwise included, any proceeds of the foregoing.
     Under the Indenture, Trico Shipping has the option to redeem all or a portion of the Notes at any time on or after November 1, 2012 at the redemption prices set forth in the Indenture. In addition, before November 1, 2012, Trico Shipping may redeem (i) up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at the redemption price of 111.875% plus accrued interest, (ii) up to 10% of the aggregate principal amount of the Notes during any twelve-month period at 103% of the principal amount of the Notes plus accrued interest or (iii) some or all of the Notes at their principal amount plus the applicable “make-whole” premium and accrued interest, in each case, as set forth in the Indenture. Trico Shipping may also redeem the Notes in whole, but not in part, at 100% of the principal amount of the Notes plus accrued interest in the event that Trico Shipping or any Guarantor has or would become obligated to pay certain additional amounts as a result of the imposition of withholding taxes on the notes in connection with a change of the laws in certain jurisdictions. Trico Shipping is required to redeem a specified portion of the notes upon any sale or loss of any mortgaged vessel (or the sale of the capital stock of Trico Shipping, Trico Supply or any Subsidiary Guarantor that owns a mortgaged vessel) securing the notes at the redemption price plus accrued interest and otherwise in the manner specified in the Indenture, unless qualified substitute collateral has been tendered in the manner specified in the Indenture. Upon a change of control or a sale of certain assets or if a specified leased vessel has not been acquired and pledged as collateral within 90 days of issuance of the Notes, Trico Shipping may be required to offer to purchase Notes from holders on the terms set forth in the Indenture.
     A copy of the Indenture is attached as Exhibit 4.1 to this Report and is incorporated herein by reference. The description of the Indenture in this Report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement
     On October 30, 2009, in connection with issuance of the Notes, Trico Shipping and the Guarantors entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchaser, pursuant to which Trico Shipping and the Guarantors agreed to, among other things, register under the Securities Act, notes (the “Exchange Notes”) having substantially identical terms to the Notes, as part of an offer to exchange freely tradeable Exchange Notes for the Notes.
     A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Report and is incorporated herein by reference. The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.
Working Capital Facility Agreement
     On October 30, 2009, Trico Shipping, as borrower, the Guarantors party thereto, as guarantors, various lenders party thereto, Nordea Bank Finland PLC, New York Branch (“Nordea”), as Administrative Agent (the “Administrative Agent”) and Book Runner, and Nordea and Bayerishe Hypo-Und Vereinsbank AG (“HVB”), as Joint Lead Arrangers, entered into a credit agreement (the “Working Capital Facility Agreement”), providing for up to $33,000,000 in revolving loans, including a $10,000,000 multi-currency letter of credit facility. Trico Shipping expects to use borrowings under the Working Capital Facility Agreement for general corporate purposes. The obligations of Trico Shipping under the Working Capital Facility Agreement are guaranteed on a senior basis by each of the Guarantors (other than Trico) and on a senior subordinated basis by Trico. The obligations of Trico Shipping under the Working Capital Facility Agreement and the obligations of the Guarantors under the related guarantees of the Working Capital Facility Agreement are secured by the same collateral that secures the Notes, Note guarantees and Indenture, and rank equally in priority of payment with the Notes, Note guarantees and Indenture.
     The Working Capital Facility Agreement contains customary terms, representations and warranties, events of default, affirmative covenants and restrictive covenants, including among other things, covenants that limit the ability of Trico Supply and its subsidiaries to incur additional debt or create liens on their assets, pay dividends or make similar restricted payments, engage in transactions with unrestricted affiliates, enter into mergers or consolidations or sell their assets, including collateral.
     Borrowings under the Working Capital Facility Agreement bear interest at the Eurodollar rate (as defined therein) for U.S. Dollar denominated loans, plus a margin of 5.0% per annum. Pursuant to the Working Capital Facility Agreement, Trico Shipping has agreed to pay to the Administrative Agent for distribution to each non-defaulting lender (i) a commitment commission computed at a rate per annum equal to 40% of the applicable margin then in effect on the daily undrawn portion of the total commitment, and (ii) a utilization fee, for each day that the sum of the aggregate principal amount of loans outstanding plus the amount of all letters of credit outstanding (the “aggregate exposure”) exceeds 50% of the total commitment, computed at a rate per annum equal to 3% on the aggregate exposure on such day.
     The commitment under the Working Capital Facility will be permanently reduced on the first day of each calendar quarter commencing on January 1, 2010, in an amount equal to $3,300,000 per quarter. Any remaining principal amounts outstanding under the Working Capital Facility Agreement will be due and payable in full at final maturity on December 31, 2011.
     Pursuant to the Working Capital Facility Agreement, Trico Shipping is required, subject to certain exceptions, to repay a specified portion of outstanding loans or cash collateralize letters of credit upon any sale or loss of any mortgaged vessel (or the sale of the capital stock of Trico Shipping, Trico Supply or any Subsidiary Guarantor that owns a mortgaged vessel) securing the obligations under the Working Capital Facility Agreement and related guarantees, unless qualified substitute collateral has been tendered. Trico Shipping may voluntarily repay outstanding loans under the Working Capital Facility Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to Eurodollar loans.
     A copy of the Working Capital Facility Agreement is attached as Exhibit 10.2 to this Report and is incorporated herein by reference. The description of the Working Capital Facility Agreement in this Report is a summary and is qualified in its entirety by the terms of the Working Capital Facility Agreement.
Amendment to Trico Credit Agreement

     Immediately prior to the issuance of the Notes and the closing under the Working Capital Facility Agreement, Trico entered into the Sixth Amendment to Credit Agreement (the “Sixth Amendment”) among Trico, as borrower, Trico Marine Assets, Inc., a Delaware corporation, and Trico Marine Operators, Inc., a Louisiana corporation, as guarantors, the lenders party thereto and Nordea, as administrative agent. The Sixth Amendment amends the Amended and Restated Credit Agreement dated as of August 29, 2008, as amended (the “Trico Credit Agreement”), among the parties, to, among other things:
•	permit the issuance of the Notes and the incurrence of indebtedness under the Working Capital Facility Agreement;

•	permit the creation of liens on the assets of Trico Shipping and the Guarantors constituting the collateral for their respective obligations under the Notes, related Note guarantees and Indenture and obligations under the Working Capital Facility Agreement, related guarantees and other credit documents;

•	extend the maturity date of the loans under the Trico Credit Agreement to December 31, 2011;

•	amend the amortization schedule under the Trico Credit Agreement to provide for quarterly reductions of the total commitment in the amount of $3,500,000 on the first day of each calendar quarter commencing January 1, 2010;

•	require Trico Shipping to pay a utilization fee, for each day that the sum of the aggregate principal amount of loans outstanding plus the amount of all letters of credit outstanding (the “aggregate exposure”) under the Trico Credit Agreement exceeds 50% of the total commitment, which fee shall be computed at a rate per annum equal to 3% on the aggregate exposure on such day and payable to the administrative agent for distribution to each non-defaulting lender;

•	require net cash proceeds from the sale of the vessels Northern Challenger, Northern Clipper and Northern Corona to be applied to repay outstanding loans under the Trico Credit Agreement, with a corresponding reduction in the total commitment (made in order of maturity) to $25,000,000;

•	modify the consolidated leverage ratio, including the exclusion of any and all non-cash gains and losses in connection with embedded derivatives related to Trico’s 8.125% secured convertible debentures due 2013 (the “8.125% Debentures”) effective September 30, 2009; and

•	require Trico to make payments on the 8.125% Debentures in shares of its common stock to the maximum extent permitted under the indenture and related documents governing the 8.125% Debentures unless (i) no event of default has occurred and is continuing or would result therefrom, (ii) the total commitment under the Trico Credit Agreement has been permanently reduced to $25,000,000 or lower and (iii) after giving effect to all such payments, Trico has free liquidity, including unrestricted cash and cash equivalents and availability under the Trico Credit Agreement, of at least $25,000,000.
     A copy of the Sixth Amendment is attached as Exhibit 10.3 to this Report and is incorporated herein by reference. The description of the Sixth Amendment in this Report is a summary and is qualified in its entirety by the terms of the Sixth Amendment.
Collateral Agency and Intercreditor Agreement
     In accordance with the Indenture and the Working Capital Facility Agreement, Trico Shipping and the Guarantors entered into a Collateral Agency and Intercreditor Agreement (the “Collateral Agency and Intercreditor Agreement”) dated as of October 30, 2009, with the Trustee, the Administrative Agent and Wilmington Trust FSB, as Collateral Agent (the “Collateral Agent”). The Collateral Agency and Intercreditor Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce the liens on the collateral granted pursuant to the security documents, and all related rights, interests and powers of the Collateral Agent as agent for the Trustee, the Note holders, the Administrative Agent and the lenders under the Working Capital Facility Agreement (or any successor credit agreement entered into in accordance with the Indenture).
     A copy of the Collateral Agency and Intercreditor Agreement is attached as Exhibit 10.4 to this Report and is incorporated herein by reference. The description of the Collateral Agency and Intercreditor Agreement in this Report is a summary and is qualified in its entirety by the terms of the Collateral Agency and Intercreditor Agreement.

Equity Commitment Agreement
     In connection with the offering of the Notes and the closing under the Working Capital Facility Agreement, Trico Shipping, Trico Supply and the Collateral Agent entered into an Equity Commitment Agreement dated as of October 30, 2009 (the “Equity Commitment Agreement”) for purposes of formalizing a cash management arrangement to ensure Trico Shipping maintains a minimum level of liquidity. Pursuant to the Equity Commitment Agreement, Trico Supply has agreed to subscribe for $5,000,000 (the “Scheduled Subscription”) of capital stock of Trico Shipping on the fifteen day of each month (or, as applicable, contribute to the capital of Trico Shipping with a corresponding increase in the par value of Trico Shipping’s capital stock). Trico Supply has also agreed to subscribe for up to $1,000,000 of additional capital stock of Trico Shipping each month (or, as applicable, contribute to the capital of Trico Shipping with a corresponding increase in the par value of Trico Shipping’s capital stock), within five business days of a request by Trico Shipping for such additional subscription or capital contribution. Any additional shares of capital stock of Trico Shipping acquired by Trico Supply pursuant to the Equity Commitment Agreement will, subject to certain limitations set forth therein, be pledged in favor of the Collateral Agent.
     The commitment of Trico Supply pursuant to the Equity Commitment Agreement shall terminate on the earlier of (i) payment in full of all obligations in respect of the Notes, Note guarantees and Indenture and all obligations in respect of the Working Capital Facility Agreement (or any successor credit agreement entered into in accordance with the Indenture), and (ii) payment of subscriptions and/or contributions by Trico Supply to Trico Shipping in an aggregate amount equal to $240,000,000. In addition, if during each day in the five business day period beginning five business days prior to the end of any month commencing January 1, 2011, Trico Shipping has a minimum of $30,000,000 in cash or cash equivalents which is not “restricted cash” available in its deposit accounts, then the Scheduled Subscription scheduled to occur on the subscription date of the following month shall only occur at Trico Shipping’s option.
     A copy of the Equity Commitment Agreement is attached as Exhibit 10.5 to this Report and is incorporated herein by reference. The description of the Equity Commitment Agreement in this Report is a summary and is qualified in its entirety by the terms of the Equity Commitment Agreement.
Item 1.02 Termination of Material Definitive Agreement
     Effective as of October 30, 2009, Trico Shipping paid all amounts outstanding under, and terminated, (i) the Amended and Restated Credit Agreement dated as of September 30, 2009, among Trico Shipping and Trico Subsea AS, as borrowers, Trico Supply and Trico Subsea Holding AS, as guarantors, the lenders party thereto, and Nordea Bank Finland plc, New York Branch, as Administrative Agent, and related credit documents, (ii) the NOK 1,005,000 Facility Agreement, dated June 5, 2007, by and between DeepOcean ASA, as borrower and Sparebank 1 SR Bank, as lender and agent, (iii) the NOK 350,000,000 Loan Agreement, dated December 21, 2007, by and between DeepOcean Shipping AS and Sparebank 1 SR Bank, as lender and agent, (iv) the Credit Facility Agreement, dated November 19, 2007, as amended, by and among Deep Ocean Shipping AS, DeepOcean ASA, and Nordea Bank Norge ASA, as agent and arranger, and the financial institutions party thereto, and (v) the Payment Guarantee Facility and Multicurrency Loan Agreement, dated as of October 22, 2001, as amended, between DeepOcean Shipping III AS, as borrower, and Nordea Bank Norge ASA, as agent and lender.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.
     The information filed in this Report is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or other securities referred to in this Report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

4.1	—	Indenture dated as of October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto and Wells Fargo Bank, N.A.

10.1	—	Exchange and Registration Rights Agreement dated October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto and Barclays Capital Inc.

10.2	—	Credit Agreement dated as of October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto, the lenders party thereto, Nordea Bank Finland plc, New York Branch as administrative agent and book-runner, and Nordea Bank Finland plc, New York Branch and Bayerische Hypo- Und Vereinsbank AG, as lead arrangers.

10.3	—	Sixth Amendment to Credit Agreement dated as of October 30, 2009, among Trico Marine Services, Inc., the guarantors party thereto, the lenders party thereto and Nordea Bank Finland plc, New York Branch, as administrative agent.

10.4	—	Collateral Agency and Intercreditor Agreement dated as of October 30, 2009, among Trico Shipping AS, the guarantors party thereto, Nordea Bank Finland plc, New York Branch, as the Working Capital Facility Agent, Wells Fargo Bank, N.A., as Trustee, and Wilmington Trust FSB, as Collateral Agent.

10.5		Equity Commitment Agreement dated as of October 30, 2009, among Trico Shipping AS, Trico Supply AS and Wilmington Trust FSB, as Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
Rishi Varma
Chief Administrative Officer, Vice President and General Counsel

Dated: November 5, 2009

EXHIBIT INDEX
(d)	Exhibits

4.1	—	Indenture dated as of October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto and Wells Fargo Bank, N.A.

10.1	—	Exchange and Registration Rights Agreement dated October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto and Barclays Capital Inc.

10.2	—	Credit Agreement dated as of October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto, the lenders party thereto, Nordea Bank Finland plc, New York Branch as administrative agent and book-runner, and Nordea Bank Finland plc, New York Branch and Bayerische Hypo- Und Vereinsbank AG, as lead arrangers.

10.3	—	Sixth Amendment to Credit Agreement dated as of October 30, 2009, among Trico Marine Services, Inc., the guarantors party thereto, the lenders party thereto and Nordea Bank Finland plc, New York Branch, as administrative agent.

10.4	—	Collateral Agency and Intercreditor Agreement dated as of October 30, 2009, among Trico Shipping AS, the guarantors party thereto, Nordea Bank Finland plc, New York Branch, as the Working Capital Facility Agent, Wells Fargo Bank, N.A., as Trustee, and Wilmington Trust FSB, as Collateral Agent.

10.5	—	Equity Commitment Agreement dated as of October 30, 2009, among Trico Shipping AS, Trico Supply AS and Wilmington Trust FSB, as Collateral Agent.